Exhibit 99.1

Media:	Investor Relations:
Caitlin Cieslik-Miskimen	The Blueshirt Group
Antenna Group for ECOtality	Maria Riley
caitlin@antennagroup.com	maria@blueshirtgroup.com
(415) 977-1922	(415) 271-2631

ECOtality Announces Third Quarter Results
Achieves Record Revenue of $9.5 Million, up 58 Percent from Prior Quarter

SAN FRANCISCO – November 2, 2011– ECOtality, Inc. (NASDAQ:ECTY), a leader in clean electric transportation and storage technologies, today announced financial results for the quarter ended September 30, 2011.

Revenue for the third quarter 2011 grew to $9.5 million, an increase of 58 percent, compared with $6.0 million reported in the second quarter of 2011.

Third Quarter Financial Highlights:

•	EV Project revenue grew by $3.7 million to $6.8 million, compared with $3.1 million in the prior quarter
•	Installed approximately 4,400 Blink® residential and commercial chargers through October 2011

“We are pleased with our results and the meaningful progress we have made toward achieving our objectives,” stated Jonathan Read, President and CEO of ECOtality. “We achieved major industry milestones including obtaining UL certification of the Blink® DC Fast Charge system and subsequently installed the first DC Fast Charge stations with our national retail partners in Portland and Tennessee. In parallel with the roll-out of plug-in electric vehicles, we are actively installing Blink® chargers. ECOtality has currently installed approximately 4,400 Blink® charging stations to date and has collected over seven million miles of testing data for the EV Project.”

Read continued, “Looking forward, we will continue to execute and solidify our standing as the leader in the electric transportation infrastructure market. Our primary focus continues to be on rapidly expanding the national roll-out of our Blink® charging network in an effort to increase revenue, gross margin and overall profitability by leveraging our growing network.”

Recent Operational Highlights:

•	Received Underwriters Laboratories (UL) certification for the Blink® DC Fast Charge system
•	Installed the first Blink® DC Fast Charge system at the Hollywood Fred Meyer store in Portland, Oregon
•	Unveiled the first Blink® DC Fast Charger in Tennessee at the Lebanon Cracker Barrel Store
•	Awarded five-year $26.4 million contract for Advanced Vehicle Testing and Evaluation by the U.S. Department of Energy
•	Actively installed Blink® residential and commercial charging stations in all major EV Project markets

Three Month Financial Results for the Period Ended September 30, 2011:

The Company reported revenue of $9.5 million for the three months ended September 30, 2011 compared with $6.0 million for the three months ended June 30, 2011. The increase in revenue of $3.5 million, or 58 percent, is primarily related to work performed under the EV Project, which accounted for $6.8 million of revenue of the total $9.5 million in revenue in the three months ended September 30, 2011 compared with $3.1 million in the second quarter of 2011.

Net loss for the three month period ended September 30, 2011 was $3.4 million, a 39 percent improvement when compared with a net loss of $5.6 million in the second quarter of 2011.

ECOtality ended the third quarter 2011 with approximately $13.5 million in cash and equivalents and restricted cash compared with $20.8 million in the prior quarter. However, receivables (primarily from the DOE) were $7.6 million, an increase of $3.1 million from the prior quarter, and inventory consisting primarily of current generation EV chargers for EVP project was $8.5 million, an increase of $3.7 million from the prior quarter.

Conference Call Details:

Date: November 2, 2011
Time: 4:30 PM EDT
Dial-In Number: 1-877-941-2069
International Dial-In Number: 1-480-629-9713

Interested parties may participate in the conference call by dialing 1-877-941-2069 or 1-480-629-9713 for international callers. Please call five to ten minutes prior to 4:30 p.m. Eastern time. When prompted, ask for the ECOtality Shareholder Update Call. A telephonic replay may be accessed approximately two hours after the call, through November 9, by dialing 1—877-870-5176 or 1-858-384-5517 for international callers and entering the replay access code 4483696.

The teleconference will be webcast simultaneously on the ECOtality website at www.ecotality.com/investors.

About ECOtality, Inc.

ECOtality, Inc. (NASDAQ:ECTY), headquartered in San Francisco, California, is a leader in clean electric transportation and storage technologies. Through innovation, acquisitions, and strategic partnerships, ECOtality accelerates the market applicability of advanced electric technologies to replace carbon-based fuels. For more information about ECOtality, Inc., please visit www.ecotality.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters set in the company's SEC filings. These risks and uncertainties could cause the Company's actual results to differ materially from those indicated in the forward-looking statements.

ECOtality, Inc.
Condensed Consolidated Balance Sheets
$ In Millions

	September 30, 2011	December 31, 2010
	(Unaudited)	(Audited)
Assets

Current assets:
Cash and cash equivalents	$12.9	$3.8
Restricted cash	0.6	1.2
Receivables, net of allowance for bad debt of $88,259 and $80,371 as of 09/30/11 and 12/31/10, respectively	7.6	1.9
Inventory	8.5	1.9
Prepaid expenses and other current assets	2.4	1.0
Total current assets	32.0	9.7

Fixed assets	13.0	3.2
Goodwill	3.5	3.5
Intangibles	0.6	0.4

Total assets	$49.2	$16.8

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$9.8	$1.8
Accrued legal fees	0.2	0.6
Accrued payroll	1.0	0.4
Unearned revenue, current portion	4.5	0.7
Warranty reserves	0.4	0.3
Accrued liabilities, other	2.9	1.7
Total current liabilities	$18.7	$5.6

Long term liabilites:
Long term portion of unearned revenue	0.9	-
Long term debt	0.3	0.3
Total long term liabilities	$1.2	$0.3

Stockholders’ equity:
Series A Convertible Preferred stock, $0.001 par value, 200,000,000 shares authorized, 6,329,650 and 6,379,650 shares issued and outstanding as of 09/30/11 and 12/31/10, respectively	-	-
Common stock, $0.001 par value, 1,300,000,000 shares authorized, 23,777,968 and 11,058,292 shares issued and outstanding as of 09/30/11 and 12/31/10, respectively	-	-
Additional paid-in capital	127.4	93.3
Accumulated deficit	(98.1)	(82.3)
Accumulated foreign currency translation adjustments	(0.1)	(0.1)
Total stockholders' equity	29.3	11.0
Total liabilities and stockholders' equity	$49.2	$16.8

ECOtality, Inc.
Condensed Consolidated Statements of Operations
Unaudited
$ In Millions except per share data

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2011	2010	2011	2010

Revenue	$9.5	$3.2	$19.9	$9.3
Cost of goods sold	6.6	3.1	18.9	8.5

Gross profit	2.9	0.1	1.0	0.8

Operating Expenses:
General and administrative expenses	5.9	2.9	14.2	12.9
Depreciation	0.1	0.1	0.3	0.4
Warrant expense	-	-	1.8	-
Research and development	0.1	0.1	0.4	0.2
Total operating expenses	6.1	3.1	16.6	13.5

Loss from operations	(3.3)	(3.0)	(15.6)	(12.7)

Other income (expense)
Interest income	-	-	-	-
Interest expense	(0.2)	-	(0.2)	-
Gain on disposal of assets	-	(0.1)	-	(0.1)
Other income	-	-	-	0.3
Total other income (expense)	(0.1)	(0.1)	(0.2)	0.2

Net Loss	$(3.4)	$(3.2)	$(15.8)	$(12.5)

Net Loss per share-basic and diluted	$(0.14)	$(0.34)	$(0.93)	$(1.41)

Weighted average number of common shares outstanding - basic and diluted	$23.5	$9.3	$17.0	$8.9

ECOtality, Inc.
Condensed Consolidated Statement of Cash Flows

Unaudited
$ In Millions

	For the 9 Months Ended September 30,
	2011	2010

Cash flows from operating activities
Net Loss	$(15.8)	$(12.5)
Adjustments to reconcile net loss to net cash used in operating activities:	-	-
Stock and options issued for services and compensation	0.8	5.2
Warrant expense	1.8	-
Depreciation	2.0	0.5
(Gain)/Loss on disposal of assets	-	0.1
Changes in operating assets and liabilities:	-	-
Accounts Receivable	(5.7)	0.4
Inventory	(6.6)	(0.6)
Prepaid expenses and other	(1.5)	(0.2)
Accounts Payable	8.0	0.9
Accrued Liabilities	5.8	1.1
Net cash used in operating activities	(11.2)	(5.0)

Cash flows from investing activities
Purchase of property and equipment	(11.9)	(1.0)
Proceeds from sale of equipment	-	-
Change in Restricted Cash	0.6	(0.7)
Purchase of Intagibles	(0.3)	(0.3)
Net cash used in investing activities	(11.5)	(1.9)

Cash flows from financing activities
Proceeds on sale of common stock, net of expenses	31.5	-
Borrowings on Notes Payable	0.3	-
Proceeds from warrant exercise	-	-
Proceeds from subscription receivable	-	5.0
Net cash provided by financing activities	31.8	5.0

Effects of exchange rate changes	-	-
	-	-
Net increase in cash	9.1	(1.9)
Cash – beginning	3.8	11.8
Cash – ending	$12.9	$9.9

Supplemental disclosures:
Interest paid	$0.1	$-